APPENDIX I

FIRST TRUST PRODUCTS                           EXPENSE CAP       COMMENCEMENT DATE    EFFECTIVE PERIOD
1.  First Trust Dow Jones Select               0.60%             09/24/2005           09/24/2005 - 09/24/2007
    MicroCap Index(SM) Fund

2.  First Trust Value Line(R) Arithmetic
    Index Fund

3.  First Trust Morningstar(R) Dividend        0.45%             03/15/2006           03/15/2006/-03/15/2008
    Leaders(SM) Index Fund

4.  First Trust NASDAQ-100 Equal               0.60%             04/25/2006           04/25/2006-04/25/2008
    Weighted Index(SM) Fund

5.  First Trust NASDAQ-100-Technology          0.60%             04/25/2006           04/25/2006-04/25/2008
    Sector Index(SM) Fund

6.  First Trust Ibbotson Core U.S. Equity
    Allocation Index Fund

7.  First Trust IPOX-100 Index Fund            0.60%             04/13/2006           04/13/2006-04/13/2008

8.  First Trust AMEX(R) Biotechnology          0.60%             06/23/2006           06/23/2006-06/23/2008
    Index Fund

9.  First Trust DB Strategic Value             0.65%             07/11/2006           07/11/2006-07/11/2008
    Index Fund

10. First Trust Dow Jones Internet             0.60%             06/23/2006           06/23/2006-06/23/2008
    Index(SM) Fund

11. First Trust NASDAQ-100 Ex-Technology
    Sector Index(SM) Fund